
                                                                                                    EXHIBIT 12


                       SOUTHWESTERN BELL TELEPHONE COMPANY
               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                               Dollars in Millions


                                                               YEAR ENDED DECEMBER 31,
                                       -------------------------------------------------------------------------

                                             1997           1996           1995           1994           1993
                                       -------------------------------------------------------------------------
Income Before Income Taxes,
   Extraordinary Loss and Cumulative    $    1,888     $    2,168     $    1,688     $    1,586     $    1,424
   Effect of Accounting Change

     Add: Interest Expense                     343            327            340            358            385

          1/3 Rental Expense                    41             33             26             25             23
                                       -------------  -------------  -------------  -------------  -------------


     Adjusted Earnings                  $    2,272     $    2,528     $    2,054     $    1,969     $    1,832
                                       =============  =============  =============  =============  =============


Total Interest Charges                  $      370     $      348     $      340     $      358     $      385

1/3 Rental Expense                              41             33             26             25             23
                                       -------------  -------------  -------------  -------------  -------------


     Adjusted Fixed Charges             $      411     $      381     $      366     $      383     $      408
                                       =============  =============  =============  =============  =============


Ratio of Earnings to Fixed Charges            5.53           6.64           5.61           5.14           4.49
